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                                         Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-71969
 __________________________________________________________________________


                               DATALINK.NET, INC.

                     SUPPLEMENT NO. 4 DATED MARCH 21, 2000
                     TO PROSPECTUS DATED OCTOBER 4, 1999


     This Supplement contains information relating to the table under the caption "Selling Securityholders" in our October 4, 1999 prospectus.

     Commonwealth Associates and Michael S. Falk have now transferred warrants to purchase 15,000 and 19,000 shares of our common stock, respectively, to M.H. Meyerson. As a result of these transactions and sales made to date, the disclosures concerning Commonwealth Associates, Michael S. Falk and M.H. Meyerson are updated as follows:

                                 Beneficial Ownership Before Offering
                            ________________________________________________

                            Number of
                             Shares
                            Issued or
                            Issuable      Issued or
                            on Conver-    Issuable
                             sion of      on Exer-
                            Preferred     cise of      Shares      Warrants
Selling Securityholder        Stock       Warrants     Offered     Offered
______________________      _________     _________    ________    ________

Commonwealth Associates        -0-         255,553     255,553      255,553
Michael S. Falk                -0-         136,768     136,768      136,768
M.H. Meyerson                  -0-          34,000      34,000       34,000